Exhibit 99.1
HF Foods Reports Fourth Quarter and Full Year 2024 Financial Results
Net Revenue Increased 8.7% and 4.6% for the Fourth Quarter and Full Year 2024, Respectively
Pre-Recorded Earnings Call Webcast Available on Investor Relations Website
Las Vegas, NV – March 13, 2025 – HF Foods Group Inc. (NASDAQ: HFFG) (“HF Foods” or the “Company”), a leading food distributor to Asian restaurants across the United States, reported its unaudited financial results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Results
•Net revenue increased 8.7% to $305.3 million compared to $280.9 million in the prior year period.
•Gross profit decreased 0.2% to $52.2 million compared to $52.3 million in the prior year period. Gross profit margin decreased to 17.1% from 18.6% in the prior year period.
•Net loss of $43.9 million, mainly due to goodwill impairment of $46.3 million, compared to net income of $2.7 million in the prior year period.
•Adjusted EBITDA increased 39.4% to $14.5 million compared to $10.4 million in the prior year period.

Full Year 2024 Financial Results
•Net revenue increased 4.6% to $1,201.7 million compared to $1,148.5 million in the prior year.
•Gross profit increased 0.6% to $205.2 million compared to $204.0 million in the prior year. Gross profit margin decreased to 17.1% from 17.8% in the prior year.
•Net loss increased to $48.1 million compared to $2.7 million in the prior year, mainly due to goodwill impairment of $46.3 million.
•Adjusted EBITDA increased 21.6% to $42.0 million compared to $34.6 million in the prior year.
Management Commentary
“In 2024, we made significant strides in executing our operational transformation plan, positioning HF Foods to capitalize on the substantial growth opportunities within the Asian foodservice sector,” said Felix Lin, Chief Executive Officer and President. “As we enter 2025, we recognize ongoing pressures across key customer segments, driven in part by recent policy changes and broader industry headwinds. In response, we are actively expanding into high-growth channels such as specialty grocery and e-commerce to diversify revenue streams and mitigate risks associated with traditional restaurant segments. Our flexible business model and extensive supplier relationships allow us to adapt to an evolving market, reinforcing our competitive edge. The long-term fundamentals of our industry remain strong, and we are strategically positioned to leverage these opportunities to drive sustained value for our shareholders.”
Fourth Quarter 2024 Results
Net revenue was $305.3 million for the fourth quarter of 2024 compared to $280.9 million in the prior year period, an increase of $24.4 million, or 8.7%. The increase was primarily attributable to volume growth associated with new wholesale accounts, case count growth, product cost inflation and improved pricing in certain categories.
Gross profit was $52.2 million compared to $52.3 million in the prior year period, a decrease of $0.1 million, or 0.2%. The decrease was primarily attributable to compressed margins on meat and poultry, increase in wholesale mix during the quarter, and system implementation data cleansing in prior period where we wrote off aged accounts payable of approximately $1.4 million. Gross profit margin decreased to 17.1% from 18.6% in the prior year period.

Distribution, selling and administrative expenses increased by $7.0 million to $48.0 million, primarily due to an increase in professional fees of $7.2 million and an increase in payroll and related labor costs of $0.7 million partially offset by a decrease in insurance costs of $0.8 million. Distribution, selling and administrative expenses as a percentage of net revenue increased to 15.7% from 14.6% in the prior year period primarily due to the net settlement amounts received during the fourth quarter of 2023 totaling $10.0 million, which reduced professional fees.
Net loss was $43.9 million compared to net income of $2.7 million in the prior year period. The decrease in income was primarily driven by the goodwill impairment charges of $46.3 million recognized during the fourth quarter of 2024.
Adjusted EBITDA increased $4.1 million to $14.5 million compared to $10.4 million in the prior year, which was due to various items noted in the adjusted EBITDA table below such as a settlement gain of $10.0 million in the prior year and a goodwill impairment charge of $46.3 million in 2024.
Full Year 2024 Results
Net revenue was $1,201.7 million for the year ended December 31, 2024, compared to $1,148.5 million in the prior year, an increase of $53.2 million, or 4.6%. The increase was primarily attributable to volume growth associated with new wholesale accounts, case count growth, product cost inflation and improved pricing in certain categories, partially offset by the $13.3 million loss in revenue resulting from the exit of the Company’s chicken processing businesses during the second half of 2023.
Gross profit was $205.2 million compared to $204.0 million in the prior year period, an increase of $1.2 million, or 0.6%. The increase was primarily attributable to increased net revenue, partially offset by increased costs. In addition, the Company wrote-off aged accounts payable as part of a system integration data cleansing of approximately $1.4 million in the prior year. Gross profit margin decreased to 17.1% compared to 17.8% in 2023.
Distribution, selling and administrative expenses increased by $3.0 million to $198.0 million, primarily due to an increase of $4.3 million in payroll and related labor costs and an increase of $1.1 million in insurance costs, partially offset by a settlement gain of $10.0 million in the prior year and a decrease of $2.8 million in professional fees. Distribution, selling and administrative expenses as a percentage of net revenue decreased to 16.5% from 17.0% in 2023, primarily due to lower professional fees and increased net revenue, partially offset by increased payroll and related labor costs and insurance costs.
Net loss of $48.1 million was realized compared to a net loss of $2.7 million in the prior year. The increase in loss was primarily driven by the goodwill impairment charges of $46.3 million recognized during the fourth quarter of 2024.
Adjusted EBITDA increased $7.5 million to $42.0 million compared to $34.6 million in the prior year, which was due to various items noted in the adjusted EBITDA table below such as a settlement gain of $10.0 million in the prior year and a $46.3 million goodwill impairment charge in the current year.
Cash Flow and Liquidity
Cash provided by operating activities was $22.6 million for the year ended December 31, 2024, compared to cash used in operating activities of $1.6 million in the prior year. The increase in cash flow from operating activities was primarily due to the timing of working capital outlays such as the increase of $18.6 million resulting from checks issued not presented for payment and was partially offset by decreased operating income (excluding the $46.3 million non-cash goodwill impairment charge) and the $3.9 million payment related to the settlement with the Securities and Exchange Commission (the “SEC”). As of December 31, 2024, the Company had a cash balance of $14.5 million and access to approximately $36.1 million in additional funds through its $100.0 million line of credit, subject to a borrowing base calculation.

Amendment to Credit Agreement
On February 18, 2025, HF Foods announced the successful amendment of its Credit Agreement with JPMorgan Chase Bank and Comerica Bank, adding Wells Fargo as an additional lender and increasing the Company's revolver capacity by $25.0 million to $125.0 million.
The expansion of HF Foods' banking relationships and increased revolver capacity position the Company to capitalize on the favorable market trends and demographics driving the growing demand for Asian food. As HF Foods continues executing its operational transformation plan and pursuing strategic growth opportunities, this increased financial flexibility will be instrumental in supporting the Company's long-term objectives.
Earnings Call and Webcast
A pre-recorded call and webcast with HF Foods’ management team discussing the results is now available on the Investor Relations section of the Company’s website at https://investors.hffoodsgroup.com/.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US and Asia. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Investor Relations Contact:
ICR
Investors: Anna Kate Heller
Media: Keil Decker
hffoodsgroup@icrinc.com
Forward-Looking Statements

All statements in this news release other than statements of historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “aims,” “continues,” “expects,” “plans,” “will,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, risks relating to our ability to consummate our operational transformation plan as anticipated, risks relating to the impact of our operational plan on our sales and efficiencies, risks relating to the impact of demographic trends on demand for the products we distribute, statements of assumption underlying any of the foregoing, and other factors including those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Non-GAAP Financial Measures

Discussion of our results includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS (“earnings per share”), that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS may not be the same as similarly titled measures used by other companies in the industry. EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.
We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS is a useful measure of operating performance because it excludes certain items not reflective of our core operating performance. Non-GAAP net income (loss) attributable to HF Foods Group Inc. is defined as net income (loss) attributable to HF Foods Group Inc. adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs, transformational project costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to HF Foods Group Inc. and non-GAAP EPS in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its most recent Annual Report on Form 10-K, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash	$14,467	$15,232
Accounts receivable, net	54,346	47,832
Inventories	97,783	105,618
Other current assets	11,507	10,145
TOTAL CURRENT ASSETS	178,103	178,827
Property and equipment, net	149,572	133,136
Operating lease right-of-use assets	13,944	12,714
Long-term investments	2,350	2,388
Customer relationships, net	136,615	147,181
Trademarks, trade names and other intangibles, net	24,911	30,625
Goodwill	38,815	85,118
Other long-term assets	5,681	6,531
TOTAL ASSETS	$549,991	$596,520
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$5,687	$4,494
Line of credit	57,483	58,564
Accounts payable	50,644	52,014
Current portion of long-term debt, net	5,410	5,450
Current portion of obligations under finance leases	3,797	1,749
Current portion of obligations under operating leases	4,177	3,706
Accrued expenses and other liabilities	18,001	17,287
TOTAL CURRENT LIABILITIES	145,199	143,264
Long-term debt, net of current portion	103,324	108,711
Obligations under finance leases, non-current	19,929	11,229
Obligations under operating leases, non-current	10,125	9,414
Deferred tax liabilities	29,392	29,028
Other long-term liabilities	728	6,891
TOTAL LIABILITIES	308,697	308,537
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	5	5
Treasury stock	(7,750)	(7,750)
Additional paid-in capital	604,235	603,094
Accumulated deficit	(357,199)	(308,688)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	239,291	286,661
Noncontrolling interests	2,003	1,322
TOTAL SHAREHOLDERS’ EQUITY	241,294	287,983
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$549,991	$596,520

HF FOODS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$305,282	$280,873	$1,201,667	$1,148,493
Cost of revenue	253,127	228,605	996,473	944,462
Gross profit	52,155	52,268	205,194	204,031

Distribution, selling and administrative expenses	48,038	41,049	198,026	195,062
Goodwill impairment charges	46,303	—	46,303	—
(Loss) income from operations	(42,186)	11,219	(39,135)	8,969

Other expenses (income):
Interest expense	2,828	3,048	11,425	11,478
Other (income) expense, net	(222)	(246)	2,818	(1,091)
Change in fair value of interest rate swap contracts	(2,652)	3,674	(1,693)	1,580
Lease guarantee income	—	(72)	(5,548)	(377)
Total other expenses (income), net	(46)	6,404	7,002	11,590
(Loss) income before income taxes	(42,140)	4,815	(46,137)	(2,621)

Income tax expense	1,801	2,094	1,965	41
Net (loss) income	(43,941)	2,721	(48,102)	(2,662)
Less: net income (loss) attributable to noncontrolling interests	(47)	(4)	409	(488)
Net (loss) income attributable to HF Foods Group Inc.	$(43,894)	$2,725	$(48,511)	$(2,174)

(Loss) earnings per common share - basic	$(0.83)	$0.05	$(0.92)	$(0.04)
(Loss) earnings per common share - diluted	$(0.83)	$0.05	$(0.92)	$(0.04)

Weighted average shares - basic	52,737,645	53,502,052	52,552,490	53,878,237
Weighted average shares - diluted	52,737,645	53,961,698	52,552,490	53,878,237

HF FOODS GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(48,102)	$(2,662)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	26,677	25,918
Treasury stock received via legal settlement	—	(7,750)
Goodwill impairment charges	46,303	—
Other asset impairment charges	—	1,200
Gain from disposal of property and equipment	(12)	(362)
Provision for credit losses	(103)	701
Deferred tax benefit	364	(5,415)
Change in fair value of interest rate swap contracts	(1,693)	1,580
Stock-based compensation	2,088	3,352
Non-cash lease expense	3,992	4,033
Lease guarantee income	(5,548)	(377)
Other non-cash expense	1,169	493
Changes in operating assets and liabilities:
Accounts receivable	(6,421)	(4,039)
Accounts receivable - related parties	10	(95)
Inventories	7,835	14,673
Prepaid expenses and other current assets	(1,362)	(1,069)
Other long-term assets	942	(3,418)
Checks issued not presented for payment	1,193	(17,452)
Accounts payable	(1,025)	(3,898)
Accounts payable - related parties	(345)	(1,132)
Operating lease liabilities	(4,040)	(3,730)
Accrued expenses and other liabilities	714	(2,199)
Net cash provided by (used in) operating activities	22,636	(1,648)
Cash flows from investing activities:
Purchase of property and equipment	(12,547)	(3,514)
Proceeds from sale of property and equipment	48	2,000
Contribution to equity method investee	(49)	—
Net cash used in investing activities	(12,548)	(1,514)
Cash flows from financing activities:
Payments for tax withholding related to vested stock awards	(175)	(394)
Proceeds from line of credit	1,476,106	1,237,101
Repayment of line of credit	(1,477,240)	(1,231,647)
Repayment of long-term debt	(5,470)	(7,591)
Repayment of obligations under finance leases	(3,574)	(2,480)
Cash distribution to shareholders	(500)	(884)
Net cash used in financing activities	(10,853)	(5,895)
Net decrease in cash	(765)	(9,057)
Cash at beginning of the period	15,232	24,289
Cash at end of the period	$14,467	$15,232

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023	Change
Net (loss) income	$(43,941)	$2,721	$(46,662)
Interest expense	2,828	3,048	(220)
Income tax expense	1,801	2,094	(293)
Depreciation and amortization	6,745	6,367	378
EBITDA	(32,567)	14,230	(46,797)
Lease guarantee income	—	(72)	72
Change in fair value of interest rate swaps	(2,652)	3,674	(6,326)
Stock-based compensation expense	127	747	(620)
Goodwill impairment charges	46,303	—	46,303
Settlement gain (1)	—	(10,000)	10,000
Business transformation costs (2)	43	527	(484)
Other non-routine expense (3)	290	1,274	(984)
Executive transition and organizational redesign (4)	2,929	—	2,929
Adjusted EBITDA	$14,473	$10,380	$4,093

	Year Ended December 31,
	2024	2023	Change
Net loss	$(48,102)	$(2,662)	$(45,440)
Interest expense	11,425	11,478	(53)
Income tax expense (benefit)	1,965	41	1,924
Depreciation and amortization	26,677	25,918	759
EBITDA	(8,035)	34,775	(42,810)
Lease guarantee income	(5,548)	(377)	(5,171)
Change in fair value of interest rate swaps	(1,693)	1,580	(3,273)
Stock-based compensation expense	2,088	3,352	(1,264)
SEC settlement	3,900	—	3,900
Goodwill impairment charges	46,303	—	46,303
Settlement gain (1)	—	(10,000)	10,000
Other asset impairment charges	—	1,200	(1,200)
Business transformation costs (2)	1,223	929	294
Other non-routine expense (3)	874	3,124	(2,250)
Executive transition and organizational redesign (4)	2,929	—	2,929
Adjusted EBITDA	$42,041	$34,583	$7,458
________________
(1)    The Company recovered approximately $10.0 million, recorded in distribution, selling and administrative expenses, due to a legal settlement, and accounted for the settlement as a recovery of previously recorded expenses related to the litigation. The Company has adjusted for the $10.0 million recovery.
(2)     Represents costs associated with the launch of strategic projects including supply chain management.
improvements and technology infrastructure initiatives.
(3)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(4)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME AND NON-GAAP EPS ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands, except per share amounts)
(Unaudited)

The following tables present our non-GAAP net income and non-GAAP EPS for the three months and years ended December 31, 2024 and 2023, respectively, as well as reconciliations of each measure to their nearest GAAP equivalents:

	Three Months Ended December 31,
	2024	2023	Change
Net (loss) income attributable to HF Foods Group Inc.	$(43,894)	$2,725	$(46,619)
Amortization of intangibles	4,070	4,072	(2)
Lease guarantee income	—	(72)	72
Change in fair value of interest rate swaps	(2,652)	3,674	(6,326)
Stock-based compensation expense	127	747	(620)
Goodwill impairment charges	46,303	—	46,303
Settlement gain (1)	—	(10,000)	10,000
Business transformation costs (2)	43	527	(484)
Other non-routine expense (3)	290	1,274	(984)
Executive transition and organizational redesign (4)	2,929	—	2,929
Aggregate adjustment for income taxes (5)	(1,154)	(53)	(1,101)
Non-GAAP net income attributable to HF Foods Group Inc.	$6,062	$2,894	$3,168
GAAP diluted (loss) earnings per common share attributable to HF Foods	$(0.83)	$0.05	(0.88)
EPS difference (6)	0.94	—	0.94
Non-GAAP diluted earnings per common share attributable to HF Foods (6)	$0.11	$0.05	0.06
Non-GAAP diluted weighted average number of shares (in thousands) (6)	52,997	53,962

	Year Ended December 31,
	2024	2023	Change
Net loss attributable to HF Foods Group Inc.	$(48,511)	$(2,174)	$(46,337)
Amortization of intangibles	16,280	16,285	(5)
Lease guarantee income	(5,548)	(377)	(5,171)
Change in fair value of interest rate swaps	(1,693)	1,580	(3,273)
Stock-based compensation expense	2,088	3,352	(1,264)
SEC settlement	3,900	—	3,900
Goodwill impairment charges	46,303	—	46,303
Settlement gain (1)	—	(10,000)	10,000
Other asset impairment charges	—	1,200	(1,200)
Business transformation costs (2)	1,223	929	294
Other non-routine expense (3)	874	3,124	(2,250)
Executive transition and organizational redesign (4)	2,929	—	2,929
Aggregate adjustment for income taxes (5)	(3,877)	(3,862)	(15)
Non-GAAP net income attributable to HF Foods Group Inc.	$13,968	$10,057	$3,911
GAAP diluted loss per common share attributable to HF Foods	$(0.92)	$(0.04)	(0.88)
EPS difference (6)	1.18	0.23	0.95
Non-GAAP diluted earnings per common share attributable to HF Foods (6)	$0.26	$0.19	0.07
Non-GAAP diluted weighted average number of shares (in thousands) (6)	52,790	54,091

________________
(1)    The Company recovered approximately $10.0 million, recorded in distribution, selling and administrative expenses, due to a legal settlement. The Company accounted for the settlement as a recovery of previously recorded expenses related to the litigation and has adjusted for the $10.0 million recovery.
(2)     Represents costs associated with the launch of strategic projects including supply chain management improvements and technology infrastructure initiatives.
(3)    Includes contested proxy and related legal and consulting costs and facility closure costs.
(4)    Includes severance and related expenses for the Company’s transition of executive officers and organizational redesign.
(5)    Represents the adjustments to the tax provision values to a normalized annual effective tax rate on adjusted pretax earnings, excluding permanent items comprising goodwill impairment charges and SEC settlement, using 24.0% for the fourth quarters and year-to-date periods of 2024 and 2023.
(6)    EPS difference and diluted non-GAAP earnings per share are calculated by dividing our non-GAAP net income attributable to HF Foods by our non-GAAP diluted weighted average number of shares.